EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation of our report dated February 26, 2001, except for Note 14 as to which the date is March 7, 2002, and Note 6 as to which the date is May 13, 2002, appearing in the Registration Statement on Form S-8, and to the reference to us under the heading "Experts" in such Registration Statement.



                                    /s/ Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC

July 17, 2002
Denver, Colorado